Exhibit 13.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER
Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. § 1350), as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Avago Technologies Finance Pte. Ltd. (the “Company”) hereby certifies, to such officer’s knowledge, that:
(i) the accompanying report of the Company on Form 20-F/A for the period ended October 31, 2007 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: February 27, 2008
/s/ Mercedes Johnson

Mercedes Johnson
Chief Financial Officer
The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.